INVESCO US SMALL/MID CAP VALUE FUND                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2010
FILE NUMBER :      811-3826
SERIES NO.:        12

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                     37
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                      3
          Class C                      2
          Class Y                  1,501

74V.    1 Net asset value per share (to nearest cent)
          Class A               $   9.70
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $   9.67
          Class C               $   9.66
          Class Y               $   9.76

INVESCO VAN KAMPEN COMSTOCK FUND                                  SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2010
FILE NUMBER :      811-3826
SERIES NO.:        13

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $ 80,695
        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B               $  8,731
          Class C               $  3,666
          Class R               $  2,072
          Class Y               $ 22,478
          Institutional Class   $  1,245

73A.      Payments per share outstanding during the entire current period: (form
          nnn.nnnn)
        1 Dividends from net investment income
          Class A                 0.2095
        2 Dividends for a second class of open-end company shares (form
          nnn.nnnn)
          Class B                 0.2095
          Class C                 0.1046
          Class R                 0.1745
          Class Y                 0.2445
          Institutional Class     0.1902

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                366,208
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                 34,777
          Class C                 32,199
          Class R                 11,755
          Class Y                 97,321
          Institutional Class     10,473

74V.    1 Net asset value per share (to nearest cent)
          Class A               $  15.73
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $  15.73
          Class C               $  15.74
          Class R               $  15.73
          Class Y               $  15.73
          Institutional Class   $  15.72

INVESCO VAN KAMPEN ENTERPRISE FUND                                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2010
FILE NUMBER :      811-3826
SERIES NO.:        14

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                 47,951
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                  3,560
          Class C                    825
          Class Y                    126

74V.    1 Net asset value per share (to nearest cent)
          Class A               $  17.51
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $  15.44
          Class C               $  15.62
          Class Y               $  17.62